SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 30, 2005 (as to matters reported on Form 8-K on December 2, 2005)
December 5, 2005 (as to matters reported on Amendment to Form 8-K)

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Rubio’s Restaurants, Inc. (the “Company”) is filing this Amendment to Form 8-K to supplement and amend the information reported by the Company under Item 3.01 of the Current Report on Form 8-K, filed on December 2, 2005 (the “Original Form 8-K”). Reference is made to the information reported in the Original Form 8-K.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of  Listing.

On December 5, 2005, after follow-up discussions with the staff of the Nasdaq Stock Market, Inc. (“Nasdaq”), counsel to the Company and the Nasdaq staff concluded that the Company is, and at all relevant times has been, in compliance with NASD Rule 4350(c)(1), which requires that a majority of the board of directors of a Nasdaq issuer be comprised of independent directors, as defined in NASD Rule 4200(a)(15). In a letter delivered to Nasdaq on December 6, 2005, the Company confirmed the facts and circumstances supporting the foregoing conclusion and rescinded its notice of non-compliance. Accordingly, the disclosure under Item 3.01 of the Original Form 8-K should be disregarded and is hereby deleted in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 9, 2005

RUBIO’S RESTAURANTS, INC.

By:	/s/ John Fuller
John Fuller
Chief Financial Officer